Remitly Reports Fourth Quarter and Full Year 2025 Results Above Outlook
Reported first full year of GAAP profitability
Record fourth quarter results: revenue of $442.2 million, net income of $41.2 million, and Adjusted EBITDA of $88.6 million

SEATTLE, WA / February 18, 2026 / GlobeNewswire / - Remitly Global, Inc. (NASDAQ: RELY), a trusted provider of financial services that transcend borders, reported results for the fourth quarter and full year ended December 31, 2025.
“We ended 2025 with very strong results, exceeding our guidance for both revenue and Adjusted EBITDA,” said Matt Oppenheimer, co-founder and Chief Executive Officer, Remitly. “These exceptional results and the strategic accomplishments realized in 2025 create the right moment to accelerate execution with a new leader.”
Mr. Oppenheimer continued, “I am pleased to announce the appointment of Sebastian Gunningham as Remitly’s new Chief Executive Officer. Sebastian has the experience and skills Remitly needs to solidify our path to becoming a generational cross-border financial solutions platform. I will remain Chairman and advise Sebastian through a transition period. 2026 is off to a great start, and I could not be more excited about our future.”

Fourth Quarter 2025 Highlights and Key Operating Data
(All comparisons relative to the fourth quarter of 2024)
•Active customers increased to 9.3 million, from 7.8 million, up 19%.
•Send volume increased to $20.8 billion, from $15.4 billion, up 35%.
•Revenue totaled $442.2 million, compared to $351.9 million, up 26%.
•Net income was $41.2 million, compared to a net loss of $5.7 million.
•Adjusted EBITDA was $88.6 million, compared to $44.7 million, up 98%.
Full Year 2025 Highlights and Key Operating Data
(All comparisons relative to the full year 2024)
•Send volume increased to $74.9 billion, from $54.6 billion, up 37%.
•Revenue totaled $1.6 billion, compared to $1.3 billion, up 29%.
•Net income was $67.9 million, compared to a net loss of $37.0 million.
•Adjusted EBITDA was $272.2 million, compared to $141.2 million, up 93%.
•Cash flow from operations of $325.1 million and free cash flow of $283.3 million, compared to $111.6 million and $93.9 million, respectively.
2026 Financial Outlook
For fiscal year 2026, Remitly currently expects:
•Total revenue in the range of $1.940 billion to $1.960 billion, representing a growth rate of 19% to 20% year over year.
•GAAP net income to be positive for 2026 and for Adjusted EBITDA to be in the range of $340 million to $360 million.
For the first quarter of 2026, Remitly currently expects:
•Total revenue in the range of $436 million to $438 million, representing a growth rate of 21% year over year.
•GAAP net income to be positive for the first quarter of 2026 and for Adjusted EBITDA to be in the range of $82 million to $84 million.

Reconciliation of GAAP to Non-GAAP Financial Measures
A reconciliation of accounting principles generally accepted in the United States of America (“GAAP”) to non-GAAP financial measures has been provided in the financial statement tables included in this earnings release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.” We have not provided a quantitative reconciliation of forecasted Adjusted EBITDA to forecasted GAAP net income (loss) or to forecasted GAAP income (loss) before income taxes within this earnings release because we cannot, without unreasonable effort, calculate certain reconciling items with confidence due to the variability, complexity, and limited visibility of the adjusting items that would be excluded from forecasted Adjusted EBITDA. These items include, but are not limited to, income taxes, stock-based compensation expense, and payroll taxes related to stock-based compensation expense, which are directly impacted by unpredictable fluctuations in the market price of our common stock. The variability of these items could have a significant impact on our future GAAP financial results.
Note: All percentage changes described within this press release are calculated using amounts in the Company’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”), for which revenue and active customers are presented in thousands and send volume is presented in millions. Rounding differences may occur when individually calculating percentages or totals from rounded amounts included within the press release body as compared to the amounts included within the Company’s SEC filings.

Webcast Information
Remitly will host a webcast at 5:00 p.m. Eastern time on Wednesday, February 18, 2026, to discuss its fourth quarter and full year 2025 financial results. The live webcast and investor presentation will be accessible on Remitly’s website at https://ir.remitly.com. A webcast replay will be available on our website at https://ir.remitly.com following the live event.
We have used, and intend to continue to use, the Investor Relations section of our website at https://ir.remitly.com as a means of disclosing material nonpublic information and for complying with our disclosure obligations under Regulation FD.
Non-GAAP Financial Measures
Some of the financial information and data contained in this earnings release, such as Adjusted EBITDA, free cash flow, and non-GAAP operating expenses, have not been prepared in accordance with GAAP.
We regularly review our key business metrics and non-GAAP financial measures to evaluate our performance, identify trends affecting our business, prepare financial projections, and make strategic decisions. We believe that these key business metrics and non-GAAP financial measures provide meaningful supplemental information for management and investors in assessing our historical and future operating performance. Adjusted EBITDA and non-GAAP operating expenses are key output measures used by our management to evaluate our operating performance, inform future operating plans, and make strategic long-term decisions, including those relating to operating expenses and the allocation of internal resources. We believe that the use of Adjusted EBITDA and non-GAAP operating expenses provides additional tools to assess operational performance and trends in, and in comparing our financial measures with, other similar companies, many of which present similar non-GAAP financial measures to investors. Free cash flow is a key measure used by our management to understand the strength of our liquidity and available cash, and we believe that the presentation of this measure is useful because we are focused on growing our free cash flow generation over time. Free cash flow is not intended to represent the total increase or decrease in our cash balance for the period. Our non-GAAP financial measures may be different from non-GAAP financial measures used by other companies. The presentation of non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial measures determined in accordance with GAAP. Because of the limitations of non-GAAP financial measures, you should consider the non-GAAP financial measures presented herein in conjunction with our financial statements and the related notes thereto. Please refer to the non-GAAP reconciliations in this press release for a reconciliation of these non-GAAP financial measures to the most comparable financial measure prepared in accordance with GAAP.
We calculate Adjusted EBITDA as net income (loss) adjusted by (i) interest (income) expense, net; (ii) provision for (benefit from) income taxes; (iii) noncash charges of depreciation and amortization; (iv) other (income) expense, net; (v) noncash charges associated with our donation of common stock in connection with our Pledge 1% commitment; (vi) noncash stock-based compensation expense, net; (vii) payroll taxes related to stock-based compensation expense, net; and (viii) certain integration, restructuring, and other costs.
We calculate free cash flow as net cash provided by operating activities, adjusted for capitalized expenditures that include purchases of property and equipment and capitalized internal-use software.
We calculate non-GAAP operating expenses as our GAAP operating expenses adjusted by (i) noncash stock-based compensation expense, net; (ii) payroll taxes related to stock-based compensation expense, net; (iii) noncash charges associated with our donation of common stock in connection with our Pledge 1% commitment; as well as (iv) certain integration, restructuring, and other costs.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. These statements include, but are not limited to, statements regarding future events or our future results of operations and financial position, including our fiscal year and first quarter 2026 financial outlook, including forecasted fiscal year and first quarter 2026 revenue, net income (loss), and Adjusted EBITDA, anticipated future expenses and investments, expectations relating to certain of our key financial and operating metrics, our business strategy and plans, our growth, our position and potential opportunities, our objectives for future operations, and our expectations and the potential implications of Mr. Gunningham joining Remitly. The words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “likely,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” or similar expressions and the negatives of those terms are intended to identify forward-looking statements. Forward-looking statements are based on management’s expectations, assumptions, and projections based on information available at the time the statements were made. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, including risks and uncertainties related to our expectations regarding our revenue, expenses, and other operating results; our ability to acquire new customers and successfully retain existing customers; our ability to continue to develop new products and services in a timely manner; our ability to sustain our profitability; our ability to maintain and expand our strategic relationships with third parties; our business plan and our ability to effectively manage our growth; anticipated trends, growth rates, and challenges in our business and in the market segments in which we operate; our ability to attract and retain qualified employees; uncertainties regarding the impact of geopolitical and macroeconomic conditions, including currency fluctuations, inflation, regulatory changes (including as may be related to immigration, fiscal and tax policy, foreign trade, or foreign investment), regional and global conflicts or related government sanctions, or legislative or regulatory developments; our ability to maintain the security and availability of our solutions; our ability to maintain our money transmission licenses and other regulatory clearances or obtain new licenses and regulatory clearances; our ability to maintain and expand international operations; our expectations regarding anticipated technology needs and developments and our ability to address those needs and developments with our solutions; and our stock repurchase program, the timing and number of shares of our common stock to be repurchased, and the potential benefits thereof. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties, and assumptions, our actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Further information on risks that could cause actual results to differ materially from forecasted results is included in our annual report on Form 10-K for the year ended December 31, 2025, to be filed with the SEC, which will be available on our website at https://ir.remitly.com and on the SEC’s website at www.sec.gov. Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.

About Remitly
Remitly is a trusted provider of financial services that transcend borders. With a footprint spanning more than 175 countries, Remitly has built one of the world’s leading global money movement platforms, trusted by millions of customers. Remitly continues to evolve beyond a remittance company into a diversified, cross-border financial services provider, serving both consumers and businesses across a growing set of use cases.

Contacts

Media Inquiries:
press@remitly.com

Investor Relations:
ir@remitly.com

REMITLY GLOBAL, INC.
Consolidated Statements of Operations
(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in thousands, except share and per share data)	2025	2024	2025	2024
Revenue	$442,177	$351,895	$1,635,147	$1,263,963
Costs and expenses
Transaction expenses(1)	137,606	118,389	549,480	431,604
Customer support and operations(1)	27,193	22,008	101,226	83,918
Marketing(1)	92,800	83,937	342,903	303,799
Technology and development(1)	82,139	70,611	313,907	269,817
General and administrative(1)	56,746	54,875	225,129	195,857
Depreciation and amortization	6,878	5,814	25,034	18,054
Total costs and expenses	403,362	355,634	1,557,679	1,303,049
Income (loss) from operations	38,815	(3,739)	77,468	(39,086)
Interest income	1,785	1,844	7,699	8,077
Interest expense	(2,547)	(967)	(7,612)	(3,241)
Other income (expense), net	(1,904)	(2,273)	(5,927)	3,999
Income (loss) before provision for income taxes	36,149	(5,135)	71,628	(30,251)
Provision for (benefit from) income taxes	(5,067)	589	3,695	6,727
Net income (loss)	$41,216	$(5,724)	$67,933	$(36,978)
Net income (loss) per share attributable to common stockholders:
Basic	$0.20	$(0.03)	$0.33	$(0.19)
Diluted	$0.19	$(0.03)	$0.31	$(0.19)
Weighted-average shares used in computing net income (loss) per share attributable to common stockholders:
Basic	209,643,777	199,049,777	205,833,196	194,646,436
Diluted	215,554,792	199,049,777	217,569,896	194,646,436
__________
(1) Exclusive of depreciation and amortization, shown separately.

REMITLY GLOBAL, INC.
Consolidated Balance Sheets
(unaudited)

	December 31,	December 31,
(in thousands)	2025	2024
Assets
Current assets
Cash and cash equivalents	$542,426	$368,097
Disbursement prefunding	441,335	288,934
Customer funds receivable, net	286,455	193,965
Prepaid expenses and other current assets	45,735	46,518
Total current assets	1,315,951	897,514
Property and equipment, net	61,521	31,566
Operating lease right-of-use assets	12,452	13,002
Goodwill	54,940	54,940
Intangible assets, net	2,125	10,463
Other noncurrent assets, net	11,724	5,386
Total assets	$1,458,713	$1,012,871
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$28,450	$16,159
Customer liabilities	219,667	188,984
Short-term debt	2,821	2,468
Accrued expenses and other current liabilities	141,948	116,652
Operating lease liabilities	6,166	4,745
Total current liabilities	399,052	329,008
Operating lease liabilities, noncurrent	28,135	9,073
Long-term debt	155,000	—
Other noncurrent liabilities	7,737	9,319
Total liabilities	589,924	347,400
Commitments and contingencies
Stockholders’ equity
Common stock	21	20
Additional paid-in capital	1,325,520	1,195,390
Accumulated other comprehensive income (loss)	3,596	(1,658)
Accumulated deficit	(460,348)	(528,281)
Total stockholders’ equity	868,789	665,471
Total liabilities and stockholders’ equity	$1,458,713	$1,012,871

REMITLY GLOBAL, INC.
Consolidated Statements of Cash Flows
(unaudited)

	Year Ended December 31,
(in thousands)	2025(1)	2024(1)
Cash flows from operating activities
Net income (loss)	$67,933	$(36,978)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, amortization, and other	46,761	16,473
Stock-based compensation expense, net	155,114	152,137
Donation of common stock	3,336	2,587
Changes in operating assets and liabilities:
Prepaid expenses and other assets	(2,477)	(12,224)
Operating lease right-of-use assets	5,467	5,981
Accounts payable	10,058	(20,823)
Accrued expenses and other liabilities	23,840	10,584
Operating lease liabilities	15,050	(6,141)
Net cash provided by operating activities	325,082	111,596
Cash flows from investing activities
Purchases of property and equipment	(29,431)	(5,998)
Capitalized internal-use software costs	(12,389)	(11,704)
Net collections (originations) from consumer receivables	(28,114)	(2,184)
Net cash used in investing activities	(69,934)	(19,886)
Cash flows from financing activities
Proceeds from exercise of stock options	6,662	8,667
Proceeds from issuance of common stock in connection with ESPP	11,147	9,382
Cash paid for repurchase of common stock	(23,894)	—
Proceeds from revolving credit facility borrowings	6,811,000	1,453,000
Repayments of revolving credit facility borrowings	(6,656,000)	(1,583,000)
Taxes paid related to net share settlement of equity awards	(26,909)	(5,228)
Net change in customer funds assets and liabilities	(208,708)	85,073
Cash paid for settlement of amounts previously held back for acquisition consideration	—	(10,261)
Payment of debt issuance costs	(3,078)	—
Net cash used in financing activities	(89,780)	(42,367)
Effect of foreign exchange rate changes on cash, cash equivalents, and restricted cash	9,114	(4,555)
Net increase in cash, cash equivalents, and restricted cash	174,482	44,788
Cash, cash equivalents, and restricted cash at beginning of period	369,817	325,029
Cash, cash equivalents, and restricted cash at end of period	$544,299	$369,817
Reconciliation of cash, cash equivalents, and restricted cash
Cash and cash equivalents	$542,426	$368,097
Restricted cash included in prepaid expenses and other current assets	883	658
Restricted cash included in other noncurrent assets, net	990	1,062
Total cash, cash equivalents, and restricted cash	$544,299	$369,817
__________
(1) Beginning in the fourth quarter of 2025, the Company changed the presentation of certain cash activity related to customer funds assets and liabilities, which is comprised of disbursement prefunding, customer funds receivable, customer liabilities, and trade settlement liability included within the line item ‘Accrued expenses and other current liabilities’ on the Consolidated Balance Sheets. Certain components of this activity were reclassified from cash flows from operating activities to cash flows from financing activities, reflected within the line item ‘Net change in customer funds assets and liabilities.’

REMITLY GLOBAL, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(unaudited)

Reconciliation of net income (loss) to Adjusted EBITDA:

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in thousands)	2025	2024(2)	2025	2024(2)
Net income (loss)	$41,216	$(5,724)	$67,933	$(36,978)
Add:
Interest (income) expense, net	762	(877)	(87)	(4,836)
Provision for (benefit from) income taxes	(5,067)	589	3,695	6,727
Depreciation and amortization	6,878	5,814	25,034	18,054
Other (income) expense, net	1,904	2,273	5,927	(4,394)
Donation of common stock	612	—	3,336	2,587
Stock-based compensation expense, net	41,282	41,614	155,114	152,137
Payroll taxes related to stock-based compensation expense, net	758	1,047	7,059	6,439
Integration, restructuring, and other costs(1)	239	—	4,179	1,468
Adjusted EBITDA	$88,584	$44,736	$272,190	$141,204
__________
(1) Integration, restructuring, and other costs for the three and twelve months ended December 31, 2025, consisted primarily of non-recurring termination benefits. Integration, restructuring, and other costs for the twelve months ended December 31, 2024, consisted primarily of $0.8 million in restructuring charges incurred, $0.5 million of non-recurring legal charges, and $0.2 million related to the change in the fair value of the holdback liability associated with the acquisition of Rewire (O.S.G.) Research and Development Ltd.
(2) As previously announced on February 19, 2025, the Company's presentation of Adjusted EBITDA now excludes the impact of payroll taxes related to stock-based compensation expense, net. Prior period Adjusted EBITDA has been recast to reflect this change.

Reconciliation of cash flow from operations to free cash flow:

	Twelve Months Ended December 31,
(in thousands)	2025	2024
Net cash provided by operating activities	$325,082	$111,596
Less:
Purchases of property and equipment	(29,431)	(5,998)
Capitalized internal-use software costs	(12,389)	(11,704)
Free cash flow	$283,262	$93,894

Reconciliation of operating expenses to non-GAAP operating expenses:

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in thousands)	2025	2024(1)	2025	2024(1)
Customer support and operations	$27,193	$22,008	$101,226	$83,918
Excluding: Stock-based compensation expense, net	411	268	1,575	1,158
Excluding: Payroll taxes related to stock-based compensation expense, net	3	3	24	22
Excluding: Integration, restructuring, and other costs	—	—	—	758
Non-GAAP customer support and operations	$26,779	$21,737	$99,627	$81,980

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024(1)	2025	2024(1)
Marketing	$92,800	$83,937	$342,903	$303,799
Excluding: Stock-based compensation expense, net	4,387	4,595	17,271	17,609
Excluding: Payroll taxes related to stock-based compensation expense, net	330	352	1,315	1,260
Excluding: Integration, restructuring, and other costs	—	—	700	—
Non-GAAP marketing	$88,083	$78,990	$323,617	$284,930

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024(1)	2025	2024(1)
Technology and development	$82,139	$70,611	$313,907	$269,817
Excluding: Stock-based compensation expense, net	25,656	22,527	93,158	84,381
Excluding: Payroll taxes related to stock-based compensation expense, net	272	428	3,613	3,411
Excluding: Integration, restructuring, and other costs	—	—	1,553	—
Non-GAAP technology and development	$56,211	$47,656	$215,583	$182,025

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024(1)	2025	2024(1)
General and administrative	$56,746	$54,875	$225,129	$195,857
Excluding: Stock-based compensation expense, net	10,828	14,224	43,110	48,989
Excluding: Payroll taxes related to stock-based compensation expense, net	153	264	2,107	1,746
Excluding: Donation of common stock	612	—	3,336	2,587
Excluding: Integration, restructuring, and other costs	239	—	1,926	710
Non-GAAP general and administrative	$44,914	$40,387	$174,650	$141,825
__________
(1) As previously announced on February 19, 2025, the Company's presentation of non-GAAP operating expenses now excludes the impact of payroll taxes related to stock-based compensation expense, net. Prior period non-GAAP operating expenses have been recast to reflect this change.